Exhibit 99.1

CROWDGATHER, INC. ENTERS INTO MERGER AGREEMENT WITH SOCIAL GAMING COMPANY, PLAOR

•	Company’s recent and anticipated asset sales to provide approximately $1.9 million in working capital
•	Plaor President, Richard Corredera to serve as combined company COO
•	Merged companies estimated to generate approximately $2 million in initial, pro-forma revenues

Woodland Hills, CA.  May 5, 2014 --- Vertical interest social media network, CrowdGather, Inc. (OTCQB:CRWG), today announced that it has entered into a definitive merger agreement with privately held, Plaor and Plaor Acquisition Corp, CrowdGather’s wholly-owned subsidiary. Upon closing of the merger, the outstanding shares of Plaor will be converted into 55,075,800 shares of common stock of CrowdGather. The merger is anticipated to close before May 15th, 2014, and is subject to various closing conditions, including a condition that Plaor deliver audited financial statements prior to closing. Additional financial disclosures including a pro-forma income statement and balance sheet for the combined companies will be made available after closing. Plaor will also nominate one person to be appointed to CrowdGather’s board of directors. After the completion of the merger, CrowdGather will have a total of 116,733,508 shares outstanding and initial, unaudited pro-forma revenues of approximately $2 million on an annualized basis.

Additionally, CrowdGather has made recent disclosures that it is in the process of divesting certain assets, namely the Company’s owned and operated forums for combined gross proceeds of approximately $1.9 million in cash. Funds from the anticipated sales will provide working capital for the combined companies post-merger. CrowdGather will retain its hosted forum assets approximating almost 93 million monthly page-views and almost 10 million monthly unique visitors.

The social gaming industry is expected to grow at a compound annual growth rate (CAGR) of 16.1% to reach $17.4 billion by 2019, according to Transparency Market Research, driven by increasing demand for smartphones and tablet PCs. Innovations in the provision of virtual goods helped generate approximately 60% of the revenue in the industry by 2012, followed by advertising revenues from more traditional venues.

 “Our expectation is that we will emerge from this merger as a stronger and faster growing business,” said CrowdGather’s Chairman and CEO, Sanjay Sabnani. “By divesting ourselves from our owned and operated forums we intend to free up resources and procure working capital while still maintaining nearly 80% of our monthly traffic and users. Our vision is to create an exciting, high growth company that will leverage our traffic, users, and social media reach to provide Plaor’s titles with immediate access to hundreds of thousands of potential players for their games through the integration of a gaming center on all of our sites.  We believe that access to our user base is potentially a tremendous competitive advantage for Plaor’s titles and will improve the forum experience for our users where they will be able to play Plaor’s games against the forum community.  Putting our games in front of our network will provide us with valuable feedback while generating early momentum for the titles we launch.

Sabnani continued, “I am excited to welcome our new Boston based employees to the family, and I especially look forward to working with Richard Corredera who will serve as Chief Operating Officer of CrowdGather. Our hope is that the combination of high margin, passive advertising income from CrowdGather’s network of hosted forum communities combined with Plaor’s gaming related revenue streams will result in a more rapid pathway to profitability for both companies. Ultimately, we intend to scale this model far beyond our existing offerings and grow through the addition of additional titles we develop or acquire. We believe that there is a tremendous opportunity to benefit smaller, independent game developers by acquiring their revenue positive titles in exchange for equity in our company.”

Mr. Corredera has nearly 18 years of experience in software engineering, systems design, and business development.  Mr. Corredera has served as President and Chief Operating Officer of Plaor where manages the business operations of Plaor including business development, compliance, and accounting in addition to overseeing its strategic technology development. Prior to Plaor, Richard Co-Founded DoubleTap Games and held technical director positions at THQ’s Helixe development studio and Sony Online Entertainment.

“We are delighted to be part of the CrowdGather team,” stated CrowdGather’s newly appointed Chief Operating Officer, Richard Corredera.  “Combining CrowdGather’s impressive portfolio of forums with our social game platform should allow us to expand and grow our game catalog in very exciting new ways. Our combined companies are in a unique position to bring innovative new social games and experiences to new audiences on a wide array of both desktop and mobile devices.”

Additional Information about the Transaction

The Company has filed with the Securities and Exchange Commission (the "SEC") a report on Form 8-K regarding the proposed transactions described in this announcement, which will include the Merger Agreement as an exhibit. All parties desiring details regarding the transactions contemplated by the Merger Agreement, including the merger, are urged to review these documents, which will be available at the SEC's website ( http://www.sec.gov ).

About Plaor

Plaor, a company that specializes in developing highly scalable multi-platform games, is located in the heart of Boston's fast growing Innovation District. Plaor produces Mega Fame Casino, an innovative and highly rated social casino available on iOS, Android & desktop. With over 20 employees, the Plaor team is a mix of rising-star newcomers and widely-recognized game development veterans from companies including Rockstar Games, Turbine, Harmonix, Irrational Games, Nanigans, Sony Online Entertainment, ThoughtWorks, THQ, and Caesars Interactive Entertainment.

About Mega Fame Casino

Mega Fame Casino is a high quality social casino available now on Facebook, iOS, and Android.  Users can play more than a dozen unique slot themes, four types of Hold’em poker, video poker, along with the innovative MegaFame Blvd.  Mega Fame Casino features more than 300 celebrities and offers weekly celebrity tournaments bringing truly unique star-studded experiences to social games.  Based on Plaor’s unaudited financial statements and without the benefit of marketing and advertising resources CrowdGather will provide, Mega Fame Casino currently has more than 20,000 daily active users and generates approximately $1 million in annualized revenues.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners, and forum advertisers. CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,”“will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; general economic, industry and market sector conditions; the ability to generate increased revenues from the Company’s forums; the ability to obtain additional financing to implement the Company's long-term growth strategy; the ability to manage the Company's growth; the ability to develop and market new technologies to respond to rapid technological changes; competitive factors in the market(s) in which the Company operates; and other events, factors and risks disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:   Sanjay Sabnani
                                  Phone: 818-435-2472 x 101
                                  Email: sanjay@crowdgather.com